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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated December 17, 2001, (except with respect to the matter discussed in Note 13, as to which the date is February 22, 2002), included in Cohesant Technologies Inc.'s Form 10-KSB for the year ended November 30, 2001, and to all references to our Firm included in this Registration Statement.


                                            /s/ Arthur Andersen LLP
                                            ------------------------------------
                                            ARTHUR ANDERSEN LLP

Indianapolis, Indiana
March 25, 2002.